                                                                   Exhibit 10.24

                              VALIDUS HOLDINGS LTD.
                        DIRECTORS STOCK COMPENSATION PLAN

          1.   PURPOSES.

          The purposes of this Validus Holdings Ltd. Directors Stock Compensation Plan are to advance the interests of Validus Holdings Ltd. and its shareholders by providing a means to attract, retain and motivate members of the Board of Directors of Validus Holdings Ltd. upon whose judgment, initiative and efforts the continued success, growth and development of Validus Holdings Ltd. is dependent.

          2.   DEFINITIONS.

          For purposes of the Plan, the following terms shall be defined as set forth below:

          (a) "Board" means the Board of Directors of the Company.

          (b) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

          (c) "Company" means Validus Holdings Ltd., a corporation organized under the laws of Bermuda, or any successor corporation.

          (d) "Director" means a non-employee member of the Board.

          (e) "Fair Market Value" means, with respect to Shares on any day, the following:

          (i) If the Shares are at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Shares on the date in question on the stock exchange which is the primary market for the Shares, as such price is officially quoted on such exchange. If there is no reported sale of Shares on such exchange on such date, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists; and

          (ii) If the Shares are not at the time listed or admitted to trading on any stock exchange but are traded in the over-the-counter market, the Fair Market Value shall be the closing selling price per share of Shares on the date in question, as such price is reported by the National Association of Securities Dealers through the NASDAQ National Market System or any successor system. If there is no reported closing selling price for Shares on such date, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

          (f) "Participant" means a Director who has elected to receive Shares or defer compensation under the Plan.

          (g) "Plan" means this Validus Holdings Ltd. Directors Stock Compensation Plan, as amended from time to time.

          (h) "Plan Year" means the calendar year.

          (i) "Shares" means common shares, $0.10 par value per share, of the Company, [and such other securities as may be substituted for Shares pursuant to
Section 4(b) hereof].

          3.   ADMINISTRATION.

          The Plan shall be administered by the Board. Subject to the express provisions of the Plan, the Board shall have full and exclusive authority to interpret the Plan, to make all determinations with respect to the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable in the implementation and administration of the Plan. The Board's interpretation and construction of the Plan shall be conclusive and binding on all persons.

          4.   SHARES SUBJECT TO THE PLAN.

          (a) Subject to adjustment as provided in Section 6(g), the total number of Shares reserved for issuance under the Plan shall be 100,000.

          (b) Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury Shares, including Shares acquired by purchase in the open market or in private transactions.

          5.   SHARE ELECTION.

          (a) Each Director may make an election in writing on or prior to each December 31 to receive the Director's annual retainer fees payable in the following Plan Year in the form of Shares instead of cash. Unless the Director makes a deferral election pursuant to Section 6 below, any Shares elected shall be distributed at the time cash retainer fees are otherwise payable. The number of Shares distributed shall be equal to the amount of the annual retainer fee otherwise payable on such payment date divided by 100% the Fair Market Value of a Share on such payment date. Notwithstanding the foregoing, a Director who is first elected or appointed to the Board may make an election under this Section 5 within 30 days after such election or appointment to the Board in respect of annual retainer fees for services to be performed by the Director subsequent to the election. Any election made under this Section 5 shall remain in effect for all future Plan Years until changed in writing, which change shall apply prospectively to the Plan Year beginning after the date of the written change of election. Elections shall be made hereunder when delivered in writing to the person designated from time to time by the Company to receive the elections.

          6.   DEFERRAL ELECTION.

          (a) A Director who has elected to receive Shares pursuant to Section 5 above may make an irrevocable election on or before the December 31 immediately preceding the beginning of a Plan Year of the Company, by written notice to the Company, to defer delivery of all or a designated percentage of the Shares otherwise payable as his or her annual retainer for service as a Director for the Plan Year. Notwithstanding the foregoing, a Director who is first elected or appointed to the Board may make a deferral election under this Section 6(a) within 30 days after such election or appointment to the Board in respect of annual retainer fees for services to be performed by the Director subsequent to the election.

          (b) Deferrals of Shares hereunder shall continue until the Director notifies the Company in writing, on or prior to the December 31 immediately preceding the commencement of any Plan Year, that he wishes to change his election hereunder for such Plan Year and subsequent Plan Years.

          (c) All Shares which a Director elects to defer pursuant to this
Section 6 shall be credited in the form of Share units to a bookkeeping account maintained by the Company in the name of the Director. Each such Share unit shall represent the right to receive one Share at the time determined pursuant to the terms of the Plan.

          (d) As of each date on which a cash dividend is paid on Shares, there shall be credited to each account that number of Share units (including fractional Share units) determined by: (i) multiplying the amount of such dividend per Share by the number of Share units in such account; and (ii) dividing the total so determined by the Fair Market Value of a Share on the date of payment of such cash dividend. The additions to a Director's account pursuant to this Section 6(d) shall continue until the Director's account is fully paid.

          (e) The account of a Director shall be distributed (in the form of one Share for each Share unit) in a lump sum at the time of termination of the Director's service on the Board.

          (f) The right of a Director to amounts described under this Section 6 shall not be subject to assignment or other disposition by him or her other than by will or the laws of descent and distribution. In the event that, notwithstanding this provision, a Director makes a prohibited disposition, the Company may disregard the same and discharge its obligation hereunder by making payment or delivery as though no such disposition had been made.

          (g) Adjustments. In the event that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or Share exchange, or other such change, affects the Shares such that they are increased or decreased or changed into or exchanged for a different number or kind of Shares, other securities of the Company or of another corporation or other consideration, then in order to maintain the proportionate interest of the Directors and preserve the value of the Directors' Share units, (i) there shall automatically be substituted for each Share unit a new unit representing the number and kind of Shares, other securities or other consideration into which each outstanding Share shall be changed, and (ii) the number and kind of shares available for issuance under the Plan shall be equitably adjusted in order to take into account such transaction or other change. The substituted units shall be subject to the same terms and conditions as the original Share units.

          7.   GENERAL PROVISIONS.

          (a) Compliance with Legal and Trading Requirements. The Plan shall be subject to all applicable laws, rules and regulations, including, but not limited to, federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under the Plan until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any federal or state law, rule or regulation or under laws, rules or regulations of other jurisdictions as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal or state law or under the laws of other jurisdictions.

          (b) No Right to Continued Service. Neither the Plan nor any action taken thereunder shall be construed as giving any Director the right to be retained in the service of the Company or any of its subsidiaries or affiliates, nor shall it interfere in any way with the right of the Company or any of its subsidiaries or affiliates to terminate any Director's service at any time.

          (c) Taxes. The Company is authorized to withhold from any Shares delivered under this Plan any amounts of withholding and other taxes due in connection therewith, and to take such other action as the Company may deem advisable to enable the Company and a Participant to satisfy obligations for the payment of any withholding taxes and other tax obligations relating thereto. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes required to be withheld under applicable law.

          (d) Amendment. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders of the Company or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's shareholders if such shareholder approval is required by any federal law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation or termination of the Plan may impair the rights or, in any other manner, adversely affect the rights of such Participant under any award theretofore granted to him or her or compensation previously deferred by him or her hereunder.

          (e) Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to a deferral election, nothing contained in the Plan shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Company may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares, or other property pursuant to any award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Company otherwise determines with the consent of each affected Participant.

          (f) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensation arrangements as it may deem desirable, and such arrangements may be either applicable generally or only in specific cases.

          (g) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan. Cash shall be paid in lieu of such fractional Shares.

          (h) Governing Law. The validity, construction, and effect of the Plan shall be determined in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws thereof.

          (i) Effective Date; Plan Termination. The Plan shall become effective as of January 1, 2007 (the "Effective Date"), subject to approval by the Shareholders of the Company. The Plan shall terminate as to future awards, at such time as no Shares remain available for issuance pursuant to Section 4, and the Company has no further obligations with respect to any compensation deferred under the Plan.

          (j) Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.